Exhibit 10.57

AMENDMENT TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2011 STOCK INCENTIVE PLAN

1.	A new sentence is hereby added to the end of Section 4.2(b) of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “Plan”) to read as follows:

Notwithstanding the foregoing, but subject to Section 5.3, the Performance Period of a Performance Unit Award that may be settled in shares of Common Stock shall not be less than one (1) year.

2.	The Plan shall remain in full force and effect (as amended hereby).